Exhibit 99.2

CARBIZ INC.
7405 N. Tamiami Trail
Sarasota, FL 34243

MANAGEMENT PROXY CIRCULAR
(Unless otherwise stated, information contained herein is given as of May 24, 2007)

INFORMATION REGARDING PROXIES AND VOTING AT THE MEETING

Solicitation of Proxies

This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of Carbiz Inc. (the "Corporation") for use at the Annual Meeting of the holders of common shares ("Common Shares") of the Corporation (the "Shareholders") to be held at Hyatt Sarasota at 1000 Boulevard Of The Arts, Sarasota, Florida, on June 22, 2007 at 5:00 p.m. (Sarasota time) (the "Meeting"), for the purposes set forth in the Notice of Annual & Special Meeting (the "Notice") accompanying this Management Proxy Circular. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, facsimile or oral communication by the directors, officers and regular employees of the Corporation, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Corporation.

Appointment of Proxyholders

Accompanying this Management Proxy Circular is an instrument of proxy for use at the Meeting. Shareholders who are unable to attend the Meeting in person are required to date and sign the enclosed instrument of proxy and return it in the enclosed return envelope. All properly executed instruments of proxy for Shareholders must be mailed so as to reach or be deposited at the offices of Adams Corporate Services Limited, P.O. Box 62, Station Main, Keswick, Ontario Canada, L4P 3E1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays) prior to the time set for the Meeting or any adjournment thereof.

The persons designated in the instrument of proxy are directors or officers of the Corporation. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management's nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy.

Signing of Proxy

The instrument of proxy must be signed by the Shareholder or the Shareholder's duly appointed attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of the corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person's capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Corporation).

Revocability of Proxies

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of the corporation and deposited either: (i) at the offices of Adams Corporate Services Limited at the address referred to above at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

Voting of Proxies and Exercise of Discretion by Proxyholders

All Common Shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the Common Shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the Common Shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Meeting. In the absence of such direction, such Common Shares will be voted "FOR" the proposed resolutions at the Meetings. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in the accompanying Notice and with respect to other matters that may properly be brought before the Meeting. In the event that amendments or variations to matters identified in the Notice are properly brought before the Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters of business. At the time of printing this Management Proxy Circular, the management of the Corporation knows of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the accompanying Notice.

INTEREST OF CERTAIN PERSONS AND COMPANIES IN MATTERS TO BE ACTED ON

Except as disclosed in this Management Proxy Circular, no director or senior officer of the Corporation nor any proposed nominee for election as a director of the Corporation nor any associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted on, other than the election of directors or the appointment of auditors.

COMMON SHARES AND PRINCIPAL HOLDERS OF COMMON SHARES

Voting of Common Shares – General

Shareholders of record on the Record Date are entitled to receive notice of and attend the Meeting and vote thereat on the basis of one vote for each Common Share held, except to the extent that: (i) a registered Shareholder has transferred the ownership of any Common Shares subsequent to the Record Date; and (ii) the transferee of those Common Shares produces properly endorsed share certificates, or otherwise establishes that he or she owns the Common Shares and demands, not later than ten days before the Meeting, that his or her name be included on the Shareholder list before the Meeting, in which case the transferee shall be entitled to vote his or her Common Shares at the Meeting.

On the Record Date, of the Corporation's authorized unlimited number of Common Shares and unlimited number of Preferred Shares, 94,224,404 Common Shares were issued and outstanding as fully paid and non-assessable. Trafalgar Capital Specialized Investment Fund, of Luxemburg ("Trafalgar") was issued 30,000,000 of the abovementioned Common Shares (the "Trafalgar Shares") as security for a $2,500,000 USD secured convertible debenture financing (the "Debt Financing"). The Trafalgar Shares are non-voting Common Shares which as of the date herein are being held is escrow as security for Trafalgar. A detailed News Release of the Debt Financing between the Corporation and Trafalgar is available on SEDAR.

Quorum

Pursuant to the By-Laws of the Corporation, a quorum of Shareholders is present at the Meeting irrespective of the number of persons actually present if 2 Shareholders or duly appointed proxyholders are present in person, each being a shareholder entitled to vote at the Meeting, holding an aggregate of 5% of the voting shares of the Corporation. If a quorum is not present at the opening of the Meeting, the Shareholders present may adjourn the Meeting to a fixed time and place but may not transact any other business.

Voting of Common Shares – Advice to Non-Registered Holders

Only registered holders of Common Shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Common Shares beneficially owned by a holder (a "Non-Registered Holder") are registered either:

(a)

in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)	in the name of a clearing agency (such as The Canadian Depository for Securities Limited or "CDS").

In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has distributed copies of the Notice, this Management Proxy Circular and the instrument of proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Typically, Intermediaries will use a service company (such as ADP Investor Communications ("ADP")) to forward meeting materials to Non-Registered Holders.

Generally, Non-Registered Holders who have not waived the right to receive meeting materials will:

(a)

have received as part of the Meeting Materials a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions on the voting instruction form; voting instruction forms sent by ADP permit the completion of the voting instruction form by telephone or through the Internet at www.proxyvotecanada.com; or

(b)

less typically, be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with CIBC Mellon Trust Company at the address referred to above.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Common Shares they beneficially own. Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder's (or such other person's) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

Only registered Shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures set above.

Principal Holders of Common Shares

To the knowledge of the directors and senior officers of the Corporation, as at the date hereof, no single shareholder beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the votes attached to the shares of the Corporation except for:

		Percentage of Issued
Name and Address	Number of Common Shares	Shares

Ross Quigley	14,857,557 (1)	15.8%
Thornhill, Ontario

Notes:

1.	Of these Common Shares, 7,447,603 are registered in the name of Medipac International Inc., a company wholly- owned by Mr. Quigley.

STATEMENT OF EXECUTIVE COMPENSATION

Aggregate Compensation

During the financial year ended January 31, 2007, there were three Executive Officers of the Corporation who received, in the aggregate, cash remuneration of $432,700.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid, during each of the last three financial years (as applicable), to the Corporation's Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer (the "Named Executive Officers"), who received remuneration, determined on the basis of base salary and bonuses, during the financial years ended January 31. No other executive officer of the Corporation received remuneration, determined on the basis of base salary and bonuses, of $100,000 or more during such financial years.

		Annual Compensation			Long-term Compensation
					Securities
	Year				Under
Name and	Ended			Other Annual	Options/	Restricted	LTIP	All Other
Principal	Jan.	Salary(2)	Bonus	Compensation	Granted	Shares/Units	Payouts	Compensation(3)
Position	31	($)	($)	($)	(#)	Awarded (#)	($)	($)

Carl Ritter	2007	171,500	Nil	Nil	500,000	600,000	Nil	8,575
Chief Executive	2006	155,654	Nil	Nil	Nil	Nil	Nil	Nil
Officer	2005	174,890	Nil		306,000	Nil	Nil	Nil

Richard Lye	2007	112,800	Nil	Nil	500,000	500,000	Nil	5,640
President	2006	106,065	Nil	Nil	Nil	Nil	Nil	Nil
	2005	138,019	Nil	Nil	306,950	Nil	Nil	Nil

Stanton Heintz	2007	128,400	20,000	Nil	500,000	500,000	Nil	7,420
Chief Financial	2006	127,533	Nil	Nil	Nil	Nil	Nil	Nil
Officer	2005	120,122	Nil	Nil	306,062	Nil	Nil	Nil

Notes:

1.	Perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of the total annual salary and bonuses for the Named Executive Officers.

2.	These figures represent payments made through Carbiz USA Inc., the Corporation's wholly-owned US subsidiary.

3.	The amounts in these columns represent contributions by Carbiz to defined contribution plans.

Long-Term Incentive Plan Awards Table

The Corporation has no long-term incentive plans.

Options/SARs Granted During the Most Recently Completed Financial Year

The following table sets forth the stock options or stock appreciation rights granted to the Named Executive Officers for the financial year ended January 31, 2007:

Market Value of
	Securities	% of Total		Securities
	Under	Options/SARs		Underlying
	Options/SARs	granted in	Exercise or	Options/SARs on
	Granted (1)	Financial	Base Price	the Date of Grant	Expiration
	(#)	Year	($/Security)	($/Security)	Date

Carl Ritter	500,000	8.9	$0.13	$0.13	1/18/2012

Market Value of
	Securities	% of Total		Securities
	Under	Options/SARs		Underlying
	Options/SARs	granted in	Exercise or	Options/SARs on
	Granted (1)	Financial	Base Price	the Date of Grant	Expiration
	(#)	Year	($/Security)	($/Security)	Date
Richard Lye	500,000	8.9	$0.13	$0.13	1/18/2012
Stanton Heintz	500,000	8.9	$0.13	$0.13	1/18/2012

(1)	These options become exercisable in five equal installments on the first, second, third, fourth and fifth anniversary of January 19, 2007.

Aggregated Option/SARs Exercised During the Year Ended January 31, 2007 and Financial Year-end Option/SAR Values

The following table sets forth certain information respecting the numbers and accrued value of unexercised stock options as at January 31, 2007 and options exercised by the Named Executive Officers during the financial year ended January 31, 2007:

					Value of Unexercised
	Securities		Unexercised Options/		In-the-Money Options/SARs
	Acquired	Aggregate	SARs as at		as at
	on	Value	January 31, 2007		January 31, 2007(1)
	Exercise	Realized	(#)		($)
	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Carl Ritter	Nil	Nil	406,000	500,000	Nil	40,000
Richard Lye	Nil	Nil	411,000	500,000	Nil	40,000
Stanton Heintz	114,888	12,638	410,112	500,000	Nil	40,000

Note:

1.	Calculated as the difference in the market value of the securities underlying the options at January 31, 2007 and the exercise price.

Table of Option and SARs Repricings/Cancellations

No stock options or stock appreciation rights granted to the Named Executive Officers for the financial year ended January 31, 2007 have been cancelled or expired.

Termination of Employment, Change in Responsibilities and Employment Contracts

Except as disclosed in this Management Proxy Circular, there are no employment contracts between the Corporation and any executive officer. There are no compensatory plans or arrangements with any executive officer (including payments to be received from the Corporation or any subsidiary), which result or will result from the resignation, retirement or any other termination of employment of such executive officer or from a change of control of the Corporation or any subsidiary thereof or any change in such executive officer's responsibilities following a change in control.

Compensation of Directors

The Corporation has no standard arrangement pursuant to which directors of the Corporation are compensated by the Corporation for their services in their capacity as directors. However, each director who is not otherwise a full time employee of the Corporation is eligible to receive stock options of the Corporation.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors and officers of the Corporation, any proposed management nominee for election as a director of the Corporation or any associate of any director, officer or proposed management nominee is or has been indebted to the Corporation at any time during the last completed financial year.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as disclosed in this Management Proxy Circular, none of the directors or senior officers of the Corporation, nor any proposed nominee for election as a director of the Corporation, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the issued shares of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the last financial year or in any proposed transaction which, in either case, has or will materially affect the Corporation and none of such persons has any material interest in any transaction proposed to be undertaken by the Corporation that will materially affect the Corporation.

PARTICULARS OF MATTERS TO BE ACTED UPON

Financial Statements and Auditors Report

The financial statements of the Corporation for the year ended January 31, 2007 and the Auditors' Report thereon accompanying this Management Proxy Circular will be placed before the Shareholders at the Meeting for their consideration.

Shareholders who wish to receive interim financial statements are encouraged to send the enclosed notice, in the addressed envelope to Adams Corporate Services Limited.

Election of Directors

Unless otherwise directed, the management designees named in the accompanying instrument of proxy intend to vote in favor of the election, as directors, of the nominees whose names are set forth below. The number of directors to be elected at the Meeting has been fixed at ten. It is intended that each person whose name appears hereunder will be nominated at the Meeting for election as a director of the Corporation to serve until the next annual meeting of the Shareholders of the Corporation, unless his office is earlier vacated. Five of the nominees are currently members of the board of directors of the Corporation.

In the event that prior to the Meeting, any vacancies occur on the slate of nominees submitted herewith, it is intended that discretionary authority will be granted to vote proxies solicited by or on behalf of management for the election of any other person or persons as directors. Management is not currently aware that any such nominees would not be willing to serve as director if elected.

The following information concerning the proposed nominees has been furnished by each of them:

Name, Present Office Held and Municipality of Residence	Principal Occupation or Employment for the Last Five Years	Director Since	Number of Common Shares Beneficially Owned or Controlled(2)(3)

Carl Ritter (1) Sarasota, Florida Chairman, Chief Executive Officer and Director	Chief Executive Officer of the Corporation since 1998 and the President of Data Gathering Service Inc. from 1995 to 2002, a private company engaged in software development.	March 31, 1998	2,889,930

Ross Quigley(1) Thornhill, Ontario Director	Chief Executive Officer of several private companies based in Ontario that are involved in the administration, marketing and distribution of financial services.	March 31, 1998	15,492,557(4)

Theodore Popel(1) Agincourt, Ontario Director	Currently, Vice-President of Medipac Assistance International Inc. since July 1997. Mr. Popel has over 35 years experience conducting risk insurance evaluation and product marketing design.	June 29, 2005	817,100

Stanton Heintz Bradenton, Florida Chief Financial Officer	Chief Operating Officer of the Corporation since April 16, 2001. Appointed Chief Financial Officer on September 25, 2006. Prior thereto, Mr. Heintz served as the President of TaxMax Service Group Inc. from 1995 to 2000.	July 20, 2006	724,709

Christopher Bradbury Toronto, Ontario Director	President of Medipac International Communications Inc. (“Medipac”) since June 2006. Prior thereto Mr. Bradbury served as the Vice President of Medipac from April 2002 – June 2006 and Vice President of Reed Mather Insurance Group Inc. from 1997 – April 2002.	July 20, 2006	341,917

Richard Lye Sarasota, Florida President	President of the Corporation since April 16, 2001. Prior thereto, the Vice President of Data Gathering Service Inc. from 1995 to 2002.	Nominee	1,163,200

Name, Present Office Held and Municipality of Residence	Principal Occupation or Employment for the Last Five Years	Director Since	Number of Common Shares Beneficially Owned or Controlled(2)(3)

Wallace Weylie Sarasota, Florida	Mr. Weylie is semi-retired after 45 years in the private practice of immigration law and also serves as the General Counsel for the Canadian Snowbird Association.	Nominee	310,000

Vernon Haverstock Dartmouth, Nova Scotia	Vice-President of the Corporation from 1999 to 2001. Involved as an automotive after market consultant since 2001.	Nominee	652,978(5)

Gene Tomsic Unionville, Ontario	Mr. Tomsic has over 35 years of expertise in the insurance industry. For the last number of years Mr. Tomsic has ran his own employee benefits consulting practice - Gene Tomsic Insurance Agencies Inc.	Nominee	Nil

Brandon Quigley Toronto, Ontario

Mr. Quigley holds a Bachelor of Commerce degree from the University of Toronto and a Masters of Business Administration from Queen's University. Mr. Quigley has over 10 years experience in the financial services industry and is currently the Privacy and Compliance Officer of a privately held financial services company in Toronto, Ontario.

		Nominee	Nil

Notes:

1.

The Corporation does not have an Executive Committee. Under applicable corporate legislation, the Corporation is required to have an Audit Committee, the members of which are currently Messrs. Ross Quigley, Theodore Popel and Carl Ritter.

2.	Options held by Directors and nominees are summarized as follows:

Option Holder	Number of Options	Exercise Price	Expiry Date
Insiders

Carl Ritter	100,000	$0.30	December 15, 2008
	100,000	$0.30	March 31, 2009
	100,000	$0.30	July 1, 2009
	106,000	$0.20	December 14, 2009

Ross Quigley	200,000	$0.24	November 28, 2008
	129,000	$0.30	December 15, 2008
	100,000	$0.30	March 31, 2009
	100,000	$0.30	July 1, 2009
	106,000	$0.20	December 14, 2009

Option Holder	Number of Options	Exercise Price	Expiry Date

Theodore Popel	92,000	$0.30	July 1, 2009
	106,000	$0.20	December 14, 2009

Richard Lye	104,050	$0.30	December 15, 2008
	100,000	$0.30	March 31, 2009
	100,000	$0.30	July 1, 2009
	106,950	$0.20	December 14, 2009

Stanton Heintz	104,050	$0.30	December 15, 2008
	100,000	$0.30	March 31, 2009
	100,000	$0.30	July 1, 2009
	106,062	$0.20	December 14, 2009

3.	The information as to the number of Common Shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective nominees.

4.	Of these Common Shares, 7,447,603 are registered in the name of Medipac International Inc., a company wholly- owned by Mr. Quigley.

5.	Of these Common Shares, 455,478 are registered in the name of 3031808 NS. Ltd., a company wholly-owned by Mr. Haverstock.

Audit Committee

The members of the Corporation’s Audit Committee are Messrs. Quigley, Popel and Ritter. For more information regarding the Audit Committee’s mandate please see the Audit Committee Charter attached to this Information Circular Schedule "A".

External Auditor Services Fees (By Category)

Audit Fees	2007	2006

Total fees paid and accrued	$160,436	$69,566

Audit Related Fees

Total fees paid and accrued	$38,205	$7,260

Tax Fees

Total fees paid and accrued	$14,400	$14,597

Corporate Cease Trade Orders or Bankruptcies

No director of the Corporation is, or has been within the past ten years, a director or officer of any other company that, while such person was acting in that capacity:

1.	was the subject of a cease trade or similar order or an order that denied the company access to any exemptions under securities legislation for a period of more than 30 consecutive days;

2.

was subject to an event that resulted, after that individual ceased to be a director or officer, in the company being the subject of a cease trade or similar order or an order that denied the company access to any exemptions under securities legislation for a period of more than 30 consecutive days; or

3.

within a year of that individual ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

No director of the Corporation is or has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Appointment of Auditors

The present auditor of the Corporation, Aidman, Piser & Company, Tampa, Florida, has been the auditor of the Corporation since May 3, 2007. In addition, the Corporation has engaged Mintz & Partners, Public Accountants, North York, Ontario, to provide an audit of the January 31, 2007 financial statements to fulfill Canadian exchange filing requirements. The audit of financial information for the year ended January 31, 2007 was done by our previous auditors, Christopher, Smith, Leonard, Bristow & Stanell, Public Accountants, Sarasota, Florida ("CS&L"), which had been the auditor of the corporation since 2005. There have been no disagreements between the Corporation and CS&L, within the meaning of National Instrument 51-102 ("NI 51-102").

Unless otherwise directed, the management designees named in the accompanying instrument of proxy intend to vote in favor of the re-appointment of Aidman, Piser & Company, Tampa, Florida, as auditors of the Corporation, to hold office until the close of the next annual meeting, and further intend to vote that the fixing of the remuneration be a matter left to the directors of the Corporation.

Approval of Stock Option Plan

According to the terms of the Corporation's 2007 Incentive Stock Plan dated effective January 19, 2007 (the "Plan") shareholder approval must be sought and granted prior to January 19, 2008. As the Corporation is no longer listed on the TSX Venture Exchange ("TSXV") the requirements provided by the TSXV relative to the implementation of stock option plans no longer apply to the Corporation. Nevertheless, the Corporation, in accordance with the terms of the Plan, and the applicable securities laws and/or regulations in the United States, has determined that the Shareholders are required to consider and, if deemed advisable, approved the Plan and to authorize the Corporation’s board of directors (the "Board") to make any amendments thereto that may be required for the purpose of obtaining the approval of the Plan as may, from time to time, be required. The Plan authorizes the Board or a delegated subcommittee directed to address the implementation and regulation of the Plan (the "Committee") to issue either options to purchase Common Shares or grant Common Shares for services rendered as Restricted Stock (as defined in the Plan attached hereto as Schedule "B") of the Corporation to directors, officers, key employees and others who are in a position to contribute to the future success and growth of the Corporation.

Under the Plan, the aggregate number of Common Shares issuable upon exercise of options granted thereunder may not exceed 15,000,000 Common Shares of the Corporation. Further, the aggregate number of Common Shares issuable upon the exercise of the options granted thereunder to any one individual may not exceed 5,000,0000 Common Shares of the Corporation in an one calendar year. Options issued pursuant to the Plan must have an exercise price not less than the fair market value of the Common Shares, as more particularly described in the Plan, being more or less the price of the Common

Shares as determined by the stock exchange on which the Common Shares are then listed. The period during which an option may be exercised shall be determined by the Committee at the time the option is granted, subject to any vesting limitations which may be imposed by the Committee at the time such.

Under the Plan, the aggregate number of Common Shares issuable upon the grant of Restricted Stock may not exceed 5,000,000 Common Shares of the Corporation to any one entity in a given calendar year. The Restricted Stock issuable pursuant to the Plan, unless otherwise provide for in a particular Restricted Stock Agreement, is not issued without the provision of any monetary funds to the Corporation other than the rendering of services to the Corporation.

In the event of a change in control of the Corporation, the Committee has the discretion to accelerate the period of time for the exercise of any outstanding options; to provide for the purchase or settlement of any grant of options or Restricted Stock; or to make such adjustments to any outstanding stock options or grants of Restricted Stock to give effect to the change of control.

The approval by Shareholders requires a favorable vote of a majority of the Common Shares voted in respect thereof at the Meeting. Options to purchase Common Shares that were previously granted to directors, officers and employees of the Corporation will continue to be governed by the terms of the stock option plan under which they were granted. Unless instructed otherwise, the management designees in the accompanying instrument of proxy intend to vote FOR the resolution to approve the Plan.

The text of the resolution that shareholders will be asked to consider at the Meeting regarding this matter is as follows:

"BE IT RESOLVED THAT:

1.

the 2007 Incentive Stock Option Plan of the Corporation, as described in the Management Proxy Circular of the Corporation dated May 24, 2007, as may be amended by the board of directors as required, is hereby ratified, confirmed and approved; and

2.

any one director or officer of the Corporation is authorized, on behalf of the Corporation, to execute and deliver all documents and do all things as such person may determine to be necessary or advisable to give effect to this resolution."

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

CarBiz and its Board of Directors are committed to attaining the highest standards of corporate governance. The Corporation continually assesses and updates its practices and believes it employs a leading system of corporate governance to ensure the interests of shareholders are well-protected. The Corporation fully complies with all applicable regulatory requirements concerning corporate governance.

In Canada, the Canadian securities regulatory authorities in all of the provinces and territories of Canada (collectively, the "CSA") have adopted National Policy 58-201 Corporate Governance Guidelines ("NP 58-201") and National Instrument 58-101 Disclosure of Corporate Governance Practices. ("NI 58-101"). The following disclosures of governance practices is made in accordance with NI 58-101 Form F1.

The Board of Directors and its Committees continually evaluate and enhance the Corporation’s corporate governance practices by monitoring Canadian regulatory developments affecting corporate governance, accountability and transparency of public company disclosure.

BOARD OF DIRECTORS

Independence

The Board is currently composed of five directors, three of whom are independent directors. The Board is responsible for determining whether or not each director is independent within the meaning of such term set forth in NI 58-101. In applying this definition, the Board considers all relationships of the directors with the Corporation, including business, family and other relationships. Carl Ritter and Stanton Heintz are members of management. Respectively, as President and Chief Financial Officer of the Corporation, Mr. Heintz and Mr. Ritter are considered "inside" and "related" directors. Mr. Lye, the President of the Corporation since April 16, 2001 and a board nominee, will also be considered an “inside” director, if elected at the Meeting.

The Board has also determined that the remainder of the proposed directors are independent directors on the basis that such directors have no direct or indirect material relationship with the issuer which could, in the view of CarBiz’s Board of Directors, be reasonably expected to interfere with the exercise of a member’s independent judgment. Independent Directors meet at every regularly scheduled meeting of the Board of Directors without the attendance of management of the Corporation to discuss the affairs of the Corporation.

The Board of Directors has a majority of independent directors. The Chair of the Board is not an independent director, however, Ross Quigley has been designated as "Lead Director". The Lead Director chairs all meetings of the independent directors, helps establish the agenda for full Board of Directors meetings and counsels with the Chief Executive Officer. The Lead Director reports the results of such independent Board meetings back to management of the Corporation. The independent Directors have met one time since the beginning of the issuer’s most recently completed financial year.

Board Meetings

Since January 2006, the Corporation’s Board held four Board meetings either in person or via telephone conference. The overall combined attendance by CarBiz directors at Board meetings was 100 percent. CarBiz’s directors hold in-camera sessions, without non-independent directors and management members in attendance, at all regularly scheduled Board meetings.

Non-CarBiz Directorships

The Board has not adopted a formal policy limiting the number of outside directorships of CarBiz’s directors, however, none of the directors or the proposed directors sit on any other public company boards.

BOARD MANDATE

CarBiz’s Board has not adopted a formal written mandate. The fundamental responsibility of the Board is to appoint a competent executive team and to oversee the management of the business, with a view to maximizing shareholder value and ensuring corporate conduct in an ethical and legal manner via an appropriate system of corporate governance and internal controls. The Board is also charged with setting guidelines, policies and goals for the Corporation. The Corporation has not established a Compensation Committee or a Nominating and Corporate Governance Committee. The Board is charged as a whole to carry out the responsibilities that those committees might undertake. The Corporation has an Audit Committee to assist the Board of Directors in effectively carrying out its responsibilities. The Audit Committee is composed entirely of independent or unrelated directors and has the following responsibilities:

AUDIT COMMITTEE – TERMS OF REFERENCE AND COMPOSITION

The charter of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities in respect of the Corporation’s financial reporting process, financial statements, management controls and systems and the audit process. The Audit Committee is also responsible for risk management of the Corporation. The Audit Committee is currently comprised of Ross Quigley, Theodore Popel and Carl Ritter, each presently a director of the Corporation.

Additional information regarding the Audit Committee may be found in Schedule "A" to this Management Information Circular.

POSITION DESCRIPTIONS

CarBiz does not have written guidelines for the President and Chief Executive Officer, the Chair of the Board and each Committee Chair. The Board is responsible for monitoring the Chief Executive Officer’s performance to ensure that it is consistent with the policies, guidelines and goals established by the Board.

As part of this process, the Board reviews and approves corporate goals and objectives relevant to the President and Chief Executive Officer’s compensation and evaluates the President and Chief Executive Officer’s and other management’s performance in light of these corporate goals and objectives. The Board has clearly defined limits with respect to management’s authority.

ORIENTATION AND CONTINUING EDUCATION OF DIRECTORS

While the Corporation does not currently have a formal orientation and education program for new recruits to the Board of Directors, the Corporation has historically provided such orientation and education on an ad hoc and informal basis, including the use of internal published guideline material.

Periodically, employees of the Corporation are invited to attend and present at Board meetings to discuss aspects of the Corporation’s business. Additionally, the Directors have visited various locations where the business of the Corporation is conducted.

Finally, in addition to these specific events and other ongoing internal continuing education programs, directors are encouraged to attend external educational programs to assist in their development as a director of the Corporation.

ETHICAL BUSINESS CONDUCT

The Corporation has a code of Employment Policies and Practices which sets out the basis on which the Corporation will operate as a high performance, principled corporation. These practices outline the Corporation’s commitment to conducting business ethically and with compliance to all legal and regulatory rules. They apply to all officers, employees, contractors and consultants (collectively, "staff") and directors.

The President, Chief Executive Officer and other senior officers of the Corporation are required to foster a corporate culture that promotes ethical practices and encourages individual integrity and social responsibility and the Board monitors this. Any "reportable activity" of an unethical nature may be reported through one or more of the following channels:

(i)	the employee’s immediate supervisor;

(ii)	the Corporation’s Chief Operating Officer; and/or

(iii)	the Corporation’s Chief Executive Officer.

Furthermore, the Company ensures that any employee, who in good faith reports what they believe to be unethical activity, will be protected from threats of retaliation, discharge or other adverse actions or discrimination as a result of such a report.

Finally, the Board is encouraged to exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest and any such director does not vote on any issue in which he has a material interest and is usually excused from the Board meeting while the matter is discussed.

NOMINATION OF DIRECTORS

The Board receives and evaluates suggestions for candidates from individual directors, the President & Chief Executive Officer and, if needed or deemed advisable, from professional search organizations. The Board acts as a whole in assessing new nominees and then interviews a short list of such candidates. In assessing new nominees, the Board seeks to ensure that there is a sufficient range of skills, expertise and experience to ensure that the Board can carry out its mandate and functions effectively. The Board gives consideration to any appropriate change in the size of the Board for the ensuing year and, on a periodic basis evaluates, assesses and considers the effectiveness of the Board as a whole, the Committees of the Board and the contribution of individual members.

The Board is also responsible for reviewing, reporting and providing recommendations for improvement with respect to all aspects of corporate governance. The Board monitors best practices among major Canadian and U.S. companies to help ensure CarBiz continues to adhere to high standards of corporate governance.

COMPENSATION

The Board carries out the responsibilities of reviewing compensation and human resources issues in support of the achievement of the Corporation’s business strategy and making recommendations to Management as appropriate. In particular, the Board is responsible for reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance against those goals and objectives and making appropriate changes with respect to the Chief Executive Officer’s compensation. The Board also approves the compensation for CarBiz’s other senior officers.

The Board also reviews, comments on and approves the Statement of Executive Compensation contained in this Information Circular.

OTHER MATTERS

As of the date of this Information Circular, the Board of Directors and management know of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting. However, if any other matter properly comes before the Meeting, proxies in favor of management nominees will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) which can be accessed at www.sedar.com. Financial information on the Corporation is provided in the comparative financial statements and management discussion and analysis of the Corporation which can also be accessed at www.sedar.com or which may be obtained upon request from the Corporation at 7405 N. Tamiami Trail, Sarasota, Florida 34243.

SCHEDULE "A"

CARBIZ INC.

AUDIT COMMITTEE CHARTER

1.	Establishment of Audit Committee: The directors of the Corporation (the "Directors") hereby establish an audit committee (the "Audit Committee").

2.	Membership: The membership of the Audit Committee shall be as follows:

	(a)	The Audit Committee shall be composed of three members or such greater number as the Directors may from time to time determine.

(b)

Members shall be appointed annually from among members of the Directors. A member of the Audit Committee shall ipso facto cease to be a member of the Audit Committee upon ceasing to be a Director of the Corporation.

3.

Oversight Responsibility: The external auditor is ultimately accountable to the Directors and the Audit Committee, as representatives of the shareholders and such shareholders representatives have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the external auditors (or to nominate the external auditors to be proposed for shareholder approval in any management information circular and proxy statement). The external auditor shall report directly to the Audit Committee and shall have the responsibilities as set forth herein.

4.	Mandate: The Audit Committee shall have responsibility for overseeing:

	(a)	the accounting and financial reporting processes of the Corporation; and

	(b)	audits of the financial statements of the Corporation.

In addition to any other duties assigned to the Audit Committee by the Directors, from time to time, the role of the Audit Committee shall include meeting with the external auditor and the senior financial management of the Corporation to review all financial statements of the Corporation which require approval by the Directors, including year end audited financial statements. Specifically, the Audit Committee shall have authority and responsibility for:

	(a)	reviewing the Corporation's financial statements, MD&A and earnings press releases before the information is publicly disclosed;

(b)

overseeing the work of the external auditors engaged for purpose of preparing or issuing , an audit report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the .external auditors regarding financial reporting;

	(c)	reviewing annually and recommending to the Directors:

(i) the external auditors to be nominated for purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; and

(ii)	the compensation of the external auditors.

(d)	discussing with the external auditor:

(i)

the scope of the audit, in particular their view of the quality of the Corporation's accounting principles as applied in the financials in terms of disclosure quality and evaluation methods, inclusive of the clarity of the Corporation's financial disclosure and reporting, degree of conservatism or aggressiveness of the Corporation's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the auditors;

	(ii)	significant changes in the Corporation's accounting principles, practices or policies; and

	(iii)	new developments in accounting principles, reporting matters or industry practices which may materially affect the Corporation.

(e)	reviewing with the external auditor and the Corporation's senior financial management the results of the annual audit regarding:

	(i)	the financial statements;

	(ii)	MD&A and related financial disclosure contained in continuous disclosure documents;

	(iii)	significant changes, if any, to the initial audit plan;

	(iv)	accounting and reporting decisions relating to significant current year events and transactions;

	(v)	the management letter, if any, outlining the auditor's findings and recommendations, together with management's response, with respect to internal controls and accounting procedures; and

	(vi)	any other matters relating to the conduct of the audit, including such other matters which should be communicated to the Audit Committee under Canadian generally accepted auditing standards.

(f)	reviewing and discussing with the Corporation's senior financial management and, if requested by the Audit Committee, the external auditor:

	(i)	the interim financial statements;

	(ii)	the interim MD&A; and

	(iii)	any other material matters relating to the interim financial statements, including, inter alia, any significant adjustments, management judgments or estimates, new or amended accounting policies.

(g)	receipt from external auditor of a formal written statement delineating all relationships between the auditor and the Corporation and considering whether the advisory services performed by the external auditor during the course of the year have impacted their independence, and also ensuring that no relationship or services between the external auditor and the Corporation is in existence which may affect the objectivity and independence of the auditor or recommending appropriate action to ensure the independence of the external auditor.

(h)

pre-approval of all non-audit services to be provided to the Corporation or its subsidiary entities by the external auditors or the external auditors of the Corporation's subsidiary entities, unless such pre-approval is otherwise appropriately delegated or if appropriate specific policies and procedures for the engagement of non-audit services have been adopted by the Audit committee.

(i)

reviewing and discussing with the external auditors and senior financial management: the adequacy of procedures for review of disclosure of financial information extracted or derived from financial statements, other than the disclosure referred to in subparagraph

	(a)	above.

(j)	establishing and reviewing of procedures for:

	(i)	receipt, retention and treatment of complaints received by the Corporation and its subsidiary entities regarding internal accounting controls, or auditing matters; confidential;

	(ii)	anonymous submission by employees of the Corporation and its subsidiary entities of concerns regarding questionable accounting or auditing matters; and

	(iii)	hiring policies regarding employees and former employees of present and former external auditors of the Corporation and its subsidiary entities.

(k)

reviewing with the external auditor, the adequacy of management's internal control over financial reporting relating to financial information and management information systems and inquiring of management and the external auditor about significant risks and exposures to the Corporation that may have a material adverse impact on the Corporation's financial statements, and inquiring of the external auditor as to the efforts of management to mitigate such risks and exposures.

(l)	reviewing and/or considering that, with regard to the previous fiscal year,

•

management has reviewed the Corporation's audited financial statements with the Audit Committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the financial statements;

•

the external auditors and the Audit Committee have discussed the external auditors' judgments of the quality of the accounting principles applied and the type of judgments made with respect to the Corporation's financial statements;

•

the Audit Committee, on its own (without management or the external auditors present), has considered and discussed all the information disclosed to the Audit Committee from the Corporation's management and the external auditor; and

•

in reliance on review and discussions conducted with senior financial management and the external auditors, the Audit Committee believes that the Corporation's financial statements are fairly presented in conformity with the with Canadian Generally Accepted Accounting Principles (GAAP) in all material respects and that the financial statements fairly reflect the financial condition of the Corporation.

5.	Administrative Matters: The following general provisions shall have application to the Audit Committee:

(a)

A quorum of the Audit Committee shall be the attendance of a majority of the members thereof. No business may be transacted by the Audit Committee except at a meeting of its members at which a quorum of the Audit Committee is present or by a resolution in writing signed by all the members of the Audit Committee.

(b)

Any member of the Audit Committee may be removed or replaced at any time by resolution of the Directors of the Corporation. If and whenever a vacancy shall exist on the Audit Committee, the remaining members may exercise all its powers so long as a quorum remains. Subject to the foregoing, each member of the Audit Committee shall hold such office until the close of the annual meeting of shareholders next following the date of appointment as a member of the Audit Committee or until a successor is duly appointed.

(c)

The Audit Committee may invite such Directors, directors, officers and employees of the Corporation or affiliates thereof as it may see fit from time to time to attend at meetings of the Audit Committee and to assist thereat in the discussion of matters being considered by the Audit Committee. The independent auditor is to appear before the Audit Committee when requested to do so by the Audit Committee.

(d)

The time and place for the Audit Committee meetings, the calling and the procedure at such meetings shall be determined by the Audit Committee having regard to the Articles and By-Laws of the Corporation.

(e)

The Chair shall preside at all meetings of the Audit Committee and shall have a second and deciding vote in the event of a tie. In the absence of the Chair, the other members of the Audit Committee shall appoint a representative amongst them to act as Chair for that particular meeting.

(f)

Notice of meetings of the Audit Committee may be given to the independent auditor and shall be given in respect of meetings relating to the annual audited financial statements. The independent auditor has the right to appear before and to be heard at any meeting of the Audit Committee. Upon the request of the independent auditor, the Chair of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters which the external auditor believes should be brought to the attention of the Directors or shareholders of the Corporation.

(g)

The Audit Committee shall report to the Directors of the Corporation on such matters and questions relating to the financial position of the Corporation or any affiliates of the Corporation as the Directors of the Corporation may from time to time refer to the Audit Committee.

(h)

The members of the Audit Committee shall, for the purpose of performing their duties, have the right to inspect all the books and records of the Corporation and its affiliates, and to discuss such books and records that are in any way related to the financial position of the Corporation with the Directors, directors, officers, employees and independent auditor of the Corporation and its affiliates.

(i)

Minutes of the Audit Committee meetings shall be recorded and maintained. The Chair of the Audit Committee will report to the Directors on the activities of the Audit Committee and/or the minutes of the Audit Committee meetings will be promptly circulated to the Directors or otherwise made available at the next meeting of Directors.

(j)

The Audit Committee shall, upon the approval of the Directors, adopt a formal written charter, which sets out the Audit Committee's responsibilities, the way they should be implemented and any other requirement such as membership and structure of the Audit Committee. The Audit Committee shall review and reassess the adequacy of the charter on an annual basis.

(k)	The Audit Committee shall ensure and/or consider that, with regard to the previous fiscal year,

(i)

management has reviewed the Corporation's audited financial statements with the Audit Committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the financial statements;

(ii)

the external auditor and the Audit Committee have discussed the independent auditor's judgments of the quality of the accounting principles applied and the type of judgments made with respect to the Corporation's and/or the Corporation's financial statements;

(iii)

the Audit Committee, on its own (without management or the independent auditors present), has considered and discussed all the information disclosed to the Audit Committee from the Corporation's management and the external auditor; and

(iv)

in reliance on review and discussions conducted with management and outside auditors, the Audit Committee believes that the Corporation's financial statements are fairly presented in conformity with the with Canadian Generally Accepted Accounting Principles (GAAP) in all material respects.

(l)	The Audit Committee shall have the authority to:

	(i)	engage independent counsel and other advisors or consultants as it determines necessary to carry out its duties;

	(ii)	set and pay the compensation for any advisors employed by the Audit Committee; and

	(iii)	communicate directly with the internal (if any) and external auditors and qualified reserves evaluators or auditors.

SCHEDULE "B"

CARBIZ INC.
2007 INCENTIVE STOCK PLAN

ARTICLE I
Establishment, Purpose, and Duration

          1.1      Establishment of the Plan. Carbiz Inc., an Ontario, Canada corporation (the “Company”), hereby establishes an incentive stock plan for the Company and its Subsidiaries to be known as the “Carbiz, Inc. 2007 Incentive Stock Plan,” as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, and Restricted Stock to Employees, Non-Employee Directors and consultants of the Company.

          The Plan was adopted on January 18, 2007, by the Board. The Plan shall become effective on January 19, 2007 (the “Effective Date”), subject to the approval by vote of shareholders of the Company in accordance with applicable laws. Awards of Incentive Stock Options, Non-Qualified Stock Options and Restricted Stock may be granted under the Plan on or after the Effective Date of the Plan and prior to the date of shareholder approval of the Plan, provided, however, that if granted prior to the date of shareholder approval of the Plan, each such Award shall be expressly subject to the approval of the Plan by vote of shareholders of the Company in accordance with applicable laws on or before January 19, 2008, and if such shareholder approval is not obtained, the Plan and all such Awards previously granted under the Plan shall terminate and become null and void.

          1.2      Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees, Non-Employee Directors and consultants of the Company that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees, Non-Employee Directors and consultants of the Company upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.

          1.3      Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and, if shareholder approval is obtained as provided in Section 1.1 herein, shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article X herein, through January 18, 2017 (the “Term”), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II
Definitions

          2.1      Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

          (a)      “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

          (b)      “Award” or “Grant” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock.

          (c)      “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

          (d)      “Board” or “Board of Directors” means the Board of Directors of the Company, unless such term is used with respect to a Subsidiary, in which event it shall mean the Board of Directors of that Subsidiary.

          (e)      “Change in Control” means the occurrence, on or after the Effective Date, of any of the following:

          (i)      the closing of a corporate reorganization in which the Company (or its successor) becomes a subsidiary of a holding company, the merger of the Company (or its successor) with or into another person, or the closing of the sale, conveyance, or other transfer of all or substantially all of the assets of the Company (or its successor) to another person, where the majority of the common stock of the acquiring or surviving entity is beneficially owned by persons who did not own the majority of the common shares of the Company (or its successor) immediately prior to the reorganization, merger, sale, conveyance or other transfer; or

          (ii)      individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to the date hereof whose nomination for election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board for purposes of this paragraph.

For purposes hereof, the term “person” shall include any individual, corporation, partnership, group, association, or other “person,” as such term is used in Section 14(d) of the Exchange Act, other than the Company (or its successor), any entity in which the Company (or its successor) owns a majority of the voting interest, or any employee benefit plan(s) sponsored by the Company (or its successor).

          (f)      “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

          (g)      “Committee” means the committee(s) of the Board appointed or otherwise serving, as provided below, to administer the Plan pursuant to Article III herein.

          (i)      With respect to Awards to Employees and consultants of the Company, the Committee shall consist of at least two persons, each of whom shall be “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code. Unless otherwise determined by the Board, with respect to Awards to Employees and consultants of the Company, the Committee shall consist of the Compensation Committee of the Board of Directors of the Company so long as it consists of at least two persons, each of whom is both a non-employee director and an outside director (as hereinbefore defined).

          (ii)      Unless otherwise determined by the Board, with respect to Awards to Non-Employee Directors, the Committee shall consist of the entire Board of Directors of the Company.

          (h)      “Company” means Carbiz, Inc., or any successor thereto as provided in Article XII herein.

          (i)      “Employee” means a current or prospective officer or other employee of the Company or any of its Subsidiaries (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

          (j)      “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

          (k)      “Fair Market Value” of a Share means the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Shares on the relevant date if it is a trading date or, if not, on the most recent date on which the Shares were traded prior to such date, as reported by the OTC Bulletin Board or, if applicable, by the NASDAQ Global Market or Capital Market Systems; or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

          (l)      “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

          (m)      “Non-Employee Director” means an individual who is a member of the Board of the Company or a Subsidiary and who is not an employee of the Company or any Subsidiary (including any corporation, partnership, limited liability company, or joint venture, which becomes a Subsidiary after the adoption of the Plan by the Board).

          (n)      “Non-Qualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article VI, which is not intended to be an Incentive Stock Option.

          (o)      “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

          (p)      “Participant” means an Employee, Non-Employee Director or consultant of the Company who is granted or receives an Award under the Plan.

          (q)      “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a performance-based compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the performance-based compensation Award that a Participant is entitled to exercise, receive, or retain. Performance Goals may be particular to a Participant; may relate to the performance of the Subsidiary, operating segment, division, branch, strategic business unit, or line of business, which employs him or her; or may be based on the performance of the Company generally. Performance Goals may be based on Share value or increases therein; earnings per share or earnings per share growth; net earnings, earnings, or earnings growth (before or after one or more of taxes, interest, depreciation, and/or amortization); operating profit; operating cash flow; operating or other expenses; operating efficiency; return on equity, assets, capital, or investment; sales or revenues or growth thereof; working capital targets or cost control measures; regulatory compliance; gross, operating, or other margins; credit ratings; productivity; customer satisfaction; satisfactory internal or external audits; improvement of financial ratings;

achievement of balance sheet or income statement objectives; quality measures; and any component or components of the foregoing (including, without limitation, determination thereof with or without the effect of discontinued operations and dispositions of business segments, non-recurring items, material extraordinary items that are both unusual and infrequent, special charges, and/or accounting changes), or implementation, management, or completion of critical projects or processes or other measurement determined by the Committee. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a market index; a group of other companies comparably, similarly, or otherwise situated; or a combination thereof. Each of the Performance Goals shall be determined, where applicable and except as provided herein or in the applicable Agreement, in accordance with generally accepted accounting principles applied in the United States of America.

The Committee, in its sole discretion and at any time but subject to any limitations under Section 162(m) of the Code in the case of an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, may adjust any Performance Goal and any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (or in any replacement thereof) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year.

In addition, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion and at any time, may adjust any Performance Goal and any evaluation of performance under a Performance Goal on such basis and for such reason as it may determine.

Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine and certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of Shares).

          (r)      “Period of Restriction” means the period during which Restricted Stock is restricted, pursuant to Article VII herein.

          (s)      “Plan” means the Carbiz, Inc. 2007 Incentive Stock Plan, as described and as hereafter from time to time amended.

          (t)      “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VII herein.

          (u)      “Stock” or “Shares” means the Common Shares, no par value per share, of the Company.

          (v)      “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and any partnership, limited liability company or joint venture in which either the Company or a Section 424(f) Corporation is at least a fifty percent (50%) equity participant.

ARTICLE III
Administration

          3.1      The Committee. The Plan shall be administered by the Committee, which shall have all powers necessary or desirable for such administration. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made, exercised and paid; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the termination of any Period of Restriction or other restrictions imposed under the Plan; (vi) to change Performance Goals (subject to limitations under Section 162(m)(4)(C) of the Code for Awards that are intended to qualify as performance-based compensation thereunder); and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its sole and absolute discretion. Any determination by the Committee shall be in the Committee’s sole and absolute discretion, and its determination shall be final and binding on all parties. Any exercise of discretion by the Committee shall be deemed to mean an exercise of discretion in its sole and absolute discretion, and its exercise shall be final and binding on all parties.

          For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may become earned, exercised or vested only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

          Subject to limitations under applicable law, the Committee is authorized in its discretion to issue Awards and/or accept notices, elections, consents, and/or other forms or communications by Participants by electronic or similar means, including, without limitation, transmissions through e-mail, voice mail, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time.

          Except in connection with the approval, modification or amendment of Awards to Non-Employee Directors, a majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by a majority of the Committee without a meeting, shall be deemed the action of the Committee. In connection with the approval, modification or amendment of Awards to Non-Employee Directors, the entire Committee shall constitute a quorum and the unanimous action of all of the members (in person or as otherwise permitted by applicable law), or acts approved in writing by unanimous consent of the Committee without a meeting, shall be deemed the action of the Committee.

          3.2      Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees, Non-Employee Directors and/or consultants of the Company as may be selected by it to be Participants. Each Award shall be evidenced by an Agreement.

          3.3      Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be made in its sole and absolute discretion and shall be final, conclusive, and binding.

          3.4      Requirements of Rule 16b-3 and Section 162(m) of the Code. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act, if and when applicable.

          Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Exchange Act (hereafter, “Section 16 Persons”) shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

          Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

          3.5      Indemnification of the Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Shares Subject to the Plan

          4.1      Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed fifteen million (15,000,000) Shares. Except as provided in Section 4.2 herein, only Shares actually issued in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

          4.2      Lapsed Awards or Forfeited Shares; Shares Used as Payment of Exercise Price or for Taxes.

          (a)      If any Award granted under the Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards are forfeited, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

          (b)      In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option. In addition, in determining the number of shares of Shares available for Awards, if Shares have been delivered or exchanged by, or withheld from, a Participant as full or partial payment to the Company for payment of withholding taxes, or if the number of Shares otherwise deliverable by the Company has been reduced for payment of withholding taxes, the number of Shares exchanged by or withheld from a Participant as payment in connection with the withholding tax or so reduced by the Company shall again be available for the grant of an Award under the Plan.

          4.3      Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price (as defined in Section 6.3 herein), and the annual limits on and the aggregate number and class of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any share dividend, share split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company. Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility

          Persons eligible to participate in the Plan and receive Awards are all Employees, Non-Employee Directors and consultants of the Company who, in the opinion of the Committee, merit becoming Participants.

ARTICLE VI
Stock Options

          6.1      Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Non-Employee Directors and consultants of the Company at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Participant may be granted Options in any calendar year for more than five million (5,000,000) Shares, (ii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder, (iii) no ISO may be granted on or following the tenth anniversary of the earlier of the Effective Date of the Plan or the date of shareholder approval of the Plan, and (iv) no ISO may be granted to a Non-Employee Director or consultant of the Company.

          6.2      Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted; the Option Price; the duration of the Option; the number of Shares to which the Option pertains; any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service; and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

          6.3      Option Price. The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Share on the date of grant. In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the Option must have an Option Price which is at least equal to 110% of the Fair Market Value of the Shares on the date of grant.

          6.4      Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no ISO shall be exercisable after the expiration of ten years from its Award Date (unless on that day the exchange on which the Shares then trade is closed, in which case those Options shall expire on the next day on which such exchange is open). In addition, in order for an Option to be an ISO where an Option is granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, the Option must not be exercisable after the expiration of five years from its Award Date.

          6.5      Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

          6.6      Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash or certified check or wire transfer or by a combination of the foregoing.

          As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Participant so requests or the Committee so directs.

          6.7      Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable in its sole and absolute discretion, including, without limitation, (i) restrictions under applicable United States federal securities laws, under the rules of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares and (ii) a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability. In the event the Committee so provides in an Agreement pertaining to an Option, Shares delivered on exercise of the

Option may be designated as Restricted Stock or Shares subject to a buyback right by the Company in the amount of, or based on, the Option Price therefore or otherwise in the event the Participant does not complete a specified service period after exercise.

ARTICLE VII
Restricted Stock

          7.1      Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participant and in such amounts as it shall determine, provided, however, that no Participant may be granted more than five million (5,000,000) Shares of Restricted Stock in any calendar year. Unless otherwise provided in the applicable Agreement, Participants receiving Restricted Stock Awards are not required to pay the Company therefore (except for applicable tax withholding) other than the rendering of services. As determined by the Committee, Shares of Restricted Stock shall be issued in certificated form. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock in certificated form shall be retained by the Company or held in escrow by an escrow agent selected, and subject to change from time to time, by the Committee until the termination of the Period of Restriction pertaining thereto.

          7.2      Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and the applicable restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine. If an Award of Restricted Stock is intended to be a performance-based compensation Award, the terms and conditions of such Award, including the Performance Goal(s) and Period of Restriction and, if different, performance period, shall be set forth in an Agreement or in a sub-plan of the Plan, which is incorporated by reference into an Agreement, and the requirements to satisfy or achieve the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

          7.3      Other Restrictions. The Committee may impose such other restrictions under applicable United States federal or state securities laws as it may deem advisable, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          7.4      Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale, transfer, pledge, hypothecation or other disposition of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Carbiz, Inc. 2007 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an associated Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and the applicable Restricted Stock Agreement may be obtained from the Secretary of Carbiz, Inc.”

          7.5      Removal of Restrictions. Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement on any applicable Performance Goal(s) by the Committee. Once the Shares are released from the restrictions, the legend required by Section 7.4 herein shall be removed.

          7.6      Voting Rights. Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights with respect to those Shares.

          7.7      Dividends and Other Distributions. Unless otherwise provided in the Agreement (which may or may not provide for the accumulation and payment of dividends and other distributions made in cash or property other than Shares until the Shares of Restricted Stock to which the dividends and other distributions relate vest), during the Period of Restriction, Participants entitled to or holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions made in cash or property other than Shares with respect to those Shares of Restricted Stock. If any dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for vesting, forfeiture, and custody as the Shares of Restricted Stock with respect to which they were distributed.

          7.8      Failure to Satisfy Performance Goal(s). In the event that the specified Performance Goal(s) are not satisfied within the time period established by the Committee, the Shares of Restricted Stock which were awarded subject to the satisfaction of such Performance Goal(s) shall be automatically forfeited and returned to the Company. Notwithstanding the foregoing, in the case of an Award not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may waive all or any part of the such Performance Goal(s) and provide for vesting of the Award on such basis as it deems appropriate.

          7.      Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares delivered to a Participant pursuant to this Article as it may deem advisable in its sole and absolute discretion, including, without limitation, (i) restrictions under applicable United States federal securities laws, under the rules of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares and (ii) a right of first refusal running to the Company, a buyback right by the Company or other restriction on transferability. In the event the Committee so provides in an Agreement, Shares delivered pursuant to the Plan in connection with Awards of Restricted Stock may be subject to a buyback right by the Company in the amount of, or based on, a specific or formula price therefore or otherwise in the event the Participant does not complete a specified service, consulting or non-competition period after issuance or delivery of the Share to the Participant.

ARTICLE VIII
Change in Control

          In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, with or without a Participant’s request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

ARTICLE IX
Modification, Extension, and Renewals of Awards

          Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Awards and may modify the terms of an outstanding Agreement, provided that the exercise price of any Award may not be lowered other than pursuant to Section 4.3 herein. In addition, the Committee may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefore, so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards and are not of a different type (with Options being one type and all other Awards being a different type), and otherwise, the new Awards may specify different performance goals from the surrendered Awards or awards, may provide for more rapid or slower exercisability or vesting than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE X
Amendment, Modification, and Termination of the Plan

          10.1      Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, if applicable, by any national securities exchange or system on which the Shares are then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations.

          10.2      Awards Previously Granted. No termination, amendment, or modification of the Plan, other than pursuant to Section 4.3 or 13.10 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XI
Withholding

          11.1      Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy United States federal, state, and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

          11.2      Share Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options, upon the lapse of restrictions on Restricted Stock or upon the occurrence of any other taxable event with respect to any Award, Participants may elect, subject to the approval of the Committee, or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XII
Successors

          All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIII
General

          13.1      Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., exchanges) as may be required.

          13.2      Effect of Plan. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Participant, nor is it a contract between the Company or any of its Subsidiaries and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the employment or service of the Company or any of its Subsidiaries. Except as may be otherwise expressly provided in the Plan or in an Agreement, no Participant who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

          13.3      Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

          13.4      Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed, and administered in accordance with the laws of Florida.

          13.5      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          13.6      Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

          13.7      Transferability. Unless the Agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided in this section, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award (other than an ISO) or amend an outstanding Award (other than an ISO) to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family, provided that, following any such transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

          13.8      Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant terminates his or her employment or service with the Company and its Subsidiaries for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded, and changes in status between that of an Employee, a Non-Employee Director and a consultant of the Company shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

          13.9      Registration and Other Laws and Regulations. The Plan, the grant and exercise of Awards hereunder, and the obligation of the Company to sell, issue, or deliver Shares under such Awards, shall be subject to all applicable United States federal, state, and foreign laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state, or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

          13.10      Nonqualified Deferred Compensation Plan Omnibus Provision. It is intended that any compensation, benefits, or other remuneration, which is provided pursuant to or in connection with the Plan, which is considered to be nonqualified deferred compensation subject to Section 409A of the Code, shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. The Committee is authorized to amend any Agreement and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

ARTICLE XIV
SUBSTITUTION OF AWARDS UNDER OTHER PLANS OR AGREEMENTS

          The Committee is hereby authorized to grant Awards on such basis as it deems appropriate, and to effect the issuance of Shares under this Plan in substitution for options, share appreciation rights, or other forms of equity compensation awarded and outstanding under any equity compensation plan of, or agreement entered into with, a business entity which is acquired by the Company or otherwise becomes a Subsidiary on such terms and conditions as it deems appropriate. The Committee is expressly authorized to provide that the exercise price of an assumed option or share appreciation right may be higher or lower than the Fair Market Value of the Shares to which a substitute Option relates in order to approximate the inherent economic value of the assumed option or share appreciation right.

Approved on January 18, 2007, by the Board of Directors